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                                                                   Exhibit 10.29

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, dated as of February 8, 2000 (the "EFFECTIVE DATE"), is made by and between iBasis, Inc., a Delaware corporation with its principal place of business at 20 Second Avenue, Burlington, Massachusetts 01803 (the "EMPLOYER"), and Charles Giambalvo (the "EMPLOYEE").

         Section 1.      FREEDOM TO CONTRACT.

         The Employee represents that he is free to enter into this Agreement, and that he has not made and will not make any agreements in conflict with this Agreement. The Employee will not, and the Employer will not require the Employee to, disclose to the Employer, or use for the Employer's benefit, any trade secrets or confidential information now or hereafter in the Employee's possession which is the property of any other party.

         Section 2.      EMPLOYMENT.

         The Employer hereby continues to employ the Employee, and the Employee hereby accepts his continued employment by the Employer, upon the terms and conditions set forth herein.

         Section 3.      EFFECTIVE DATE AND TERM.

         This Agreement shall take effect as of the Effective Date, and shall continue in full force and effect until terminated in accordance with Section 6 herein.

         Section 4.      TITLE AND DUTIES; EXTENT OF SERVICES.

         The Employee shall promote the business and affairs of the Employer as Senior Vice President of Worldwide Sales of the Employer, with responsibility for performing such duties consistent with such position as the Chief Executive Officer of the Employer (the "CEO") or the Board of Directors of the Employer (the "BOARD") may from time to time designate. Except as otherwise provided in this Agreement and except for vacations and absences due to temporary illness, the Employee shall devote his full time and efforts to the business and affairs of the Employer, provided that, with the Employer's prior written consent the Employee may engage in such other business activities outside the scope of his employment hereunder as in the reasonable judgment of the Employer will not materially adversely affect the Employee's ability to perform his obligations under this Agreement.

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         Section 5.      COMPENSATION AND FRINGE BENEFITS.

         Section 5.1. BASE SALARY. In consideration of the services rendered by the Employee under this Agreement, the Employer shall pay the Employee an initial base salary (the "Base Salary") at an annual rate of One Hundred Eighty-five Thousand Dollars ($185,000), payable in arrears bi-weekly (or on such other payment schedule as the Employer shall have reasonably implemented with respect to the payment of its other salaried employees), such Base Salary being subject to increase at the discretion of the CEO or the Board.

         Section 5.2. PERFORMANCE BONUS. On an annual basis, the CEO or the Board shall establish, objective written performance goals for the Employee. Upon the attainment of such performance goals, in addition to his Base Salary, the Employee shall be entitled to a cash bonus in an amount determined in the discretion of the CEO or the Board. Any such performance bonus shall be due and payable within ninety (90) days after the end of the calendar year to which it relates.

         Section 5.3. FRINGE BENEFITS. The Employee shall be entitled to such life insurance, health insurance and other employee fringe benefits as may be offered or generally made available by the Employer to its executive officers.

         Section 5.4.  RELOCATION BENEFITS.

                  (a) The Employee shall be entitled to $70,000 for relocation expenses in connection with the Employee's relocation of his residence from New York to the Boston, Massachusetts metro area (the "BOSTON AREA"). Prior to relocation of the Employee's family and household goods to Boston, the Employer's standard policy regarding transportation, lodging and per diem amounts shall apply to Employee's expense reimbursement.

                  (b) In connection with the Employee's relocation to the Boston Area, the Employer will guaranty a bridge loan to the Employee in the aggregate principal of up to $500,000 for a period up to six months, provided that the Employee has purchased a primary residence in the Boston Area prior to the sale of the Employee's existing primary residence in New York. In connection with any such bridge loan pursuant to this Section 5.4, the Employer will pay the Employee's interest payments on such loan during the six month is guaranteed by the Employer.

         Section 6.      TERMINATION; CHANGE OF CONTROL.

         Section 6.1. TERMINATION OF EMPLOYMENT. The Employee's employment hereunder shall terminate upon the Employee's death or Permanent Disability. For purposes of this Agreement, "Permanent Disability" shall mean the


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Employee's inability to perform his duties hereunder for a continuous period of three (3) months or a total of more than six (6) months in any twelve (12) month period by reason of his physical or mental illness or incapacity. In the event of any dispute concerning the existence of a Permanent Disability, such question shall be determined by a licensed physician selected by the Employer and reasonably acceptable to the Employee, whose determination shall be final and binding upon the parties. The Employee shall submit to such examinations and furnish such information as such physician may reasonably request. The Employee's employment hereunder may also be terminated:

                  (a) By the Employee at any time upon at least thirty (30) days prior written notice to the Employer; or

                  (b) By the Employer at any time upon at least thirty (30) days prior written notice to the Employee; or

                  (c) By the Employee at any time for good reason, including but not limited to:

                           (i) failure of the Employer to continue to employ the
                  Employee as Senior Vice President of Worldwide Sales of the Employer; or

                           (ii) material diminution of the Employee's
                  responsibilities, duties or authorities as Senior Vice President of Worldwide Sales of the Employer, or assignment to the Employee of any responsibilities or duties inconsistent with such positions; or

                           (iii) failure of the Employer to pay and provide to
                  the Employee the compensation provided for herein; or

                           (iv) requiring the Employee to be permanently based
                  anywhere other than the principal executive offices of the Employer (excluding business-related travel to an extent reasonably consistent with past practice); or

                  (d) By the Employer at any time for cause, including but not limited to:

                           (i) the Employee's gross negligence or willful
                  misconduct with respect to the business and affairs of the Employer; or

                           (ii) the Employee's material breach of this
                  Agreement; or

                           (iii) the commission by the Employee of an act
                  involving moral turpitude or fraud; or

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                           (iv) the Employee's conviction of any felony.

The provisions of Sections 6.2, 6.3, 7, 8, 9 and 10 shall survive any termination of the Employee's employment hereunder and shall continue in effect until such time as all obligations of the parties described therein have been satisfied.

         Section 6.2. COMPENSATION FOLLOWING TERMINATION; SEVERANCE PAY; ACCELERATION OF STOCK OPTIONS.

                  (a) If the Employee terminates his employment pursuant to
         Section 6.1(a) hereof, or if such employment is terminated by the death or Permanent Disability of the Employee, the Employee shall not be entitled to compensation, severance pay or fringe benefits beyond the date upon which he ceases to be employed hereunder (the "EMPLOYMENT TERMINATION DATE") except as may be otherwise provided in any then existing insurance or health benefit programs of the Employer.

                  (b) If, within the six (6) month period following the occurrence of an Acquisition or Change in Control (each as defined below), the Employer terminates the employment of the Employee pursuant to Section 6.1(b) hereof or the Employee terminates his employment pursuant to Section 6.1(c) hereof, then:

                      (i) the Employee shall be entitled for a period of nine
              (9) months from the Employment Termination Date, to continue to receive payment of his Base Salary (as in effect on the Employment Termination Date) at the same rate and on the same schedule as if the Employee were still employed by the Employer during such period; PROVIDED, HOWEVER, that each such payment shall be subject to dollar-for-dollar reduction for any cash amounts received by the Employee or accrued for his benefit from any successor employer or other entity as payment for services rendered during such nine (9) month period. During such nine (9) month period, the Employer shall also continue to provide the Employee with such health benefits as were provided to the Employee immediately prior to the Employment Termination Date (or substantially comparable benefits if a continuation of benefits is not permitted under then existing insurance or health benefit programs of the Employer), such benefits to be provided to the same extent and under the same terms and conditions as if the Employee were still employed by the Employer during such period. Except as specifically provided in this Section 6.2(b), the Employee shall not be entitled to any fringe benefits following the Employment Termination Date.


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                      (ii) each option to acquire shares of capital stock of the
              Employer and each share of restricted capital stock of the Employer then held by the Employee shall automatically and without further action become fully vested, and each such option shall remain exercisable until the expiration of such option or until it sooner terminates in accordance with its terms; PROVIDED, HOWEVER, that nothing in this Section 6.2(b) shall be applied so as to restrict, impair or reduce in any way any other right that the Employee may have from time to time with respect to the acceleration of vesting of any option to acquire shares of capital stock of the Employer or share of restricted capital stock of the Employer then held by the Employee.

                  (c) If the Employer terminates the employment of the Employee for cause pursuant to Section 6.1(d) hereof, the Employee shall not be entitled to compensation, performance bonus or fringe benefits hereunder beyond the Employment Termination Date.

                  (d) For purposes of this Section 6.2, the term "Acquisition" shall mean:

                           (i) a merger, consolidation or similar transaction in
                  which securities possessing more than 50% of the total combined voting power of the Employer's outstanding securities are transferred to a person or persons different from the persons who held those securities immediately prior to such transaction, or

                           (ii) the sale, transfer, or other disposition of all
                  or substantially all of the Employer's assets to one or more persons (other than any wholly owned subsidiary of the Employer) in a single transaction or series of related transactions.

                  (e) For purposes of this Section 6.2, the term "Change in Control" shall mean a change in ownership or control of the Employer effected through either of the following transactions:

                           (i) any person or related group of persons (other
                  than the Employer or a person that directly or indirectly controls, is controlled by, or is under common control with the Employer) directly or indirectly acquires beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Employer's stockholders, or

                           (ii) over a period of 36 consecutive months or less,
                  there is a change in the composition of the Board such that a majority of the


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                  Board members (rounded up to the next whole number, if a
                  fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period, or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (A) who were still in office at the time such election or nomination was approved by the Board.

         Section 7.      INTELLECTUAL PROPERTY MATTERS.

         Section 7.1. INVENTIONS. All discoveries, inventions, improvements, techniques, trademarks and innovations, whether or not patentable or subject to copyright protection (including all data and records pertaining thereto), which the Employee may invent, discover, originate or make during the term of his employment with the Employer either alone or with others and whether or not during working hours or by the use of facilities of the Employer, and which relate to, or are, or may likely be useful in connection with the business of the Employer ("INVENTIONS"), shall be the exclusive property of the Employer. The Employee shall promptly and fully disclose Inventions to the Employer and shall promptly record Inventions in such form as the Employer may request.

         Section 7.2. ASSIGNMENTS. The Employee shall assign to the Employer all right, title and interest to all Inventions reduced to writing, drawings or practice by or for the Employee during the term of his employment. The Employee shall execute upon the Employer's request at any time, and at the Employer's sole expense, any applications, assignments and other documents that the Employer may deem necessary or desirable to protect or perfect its rights, including any patent rights in Inventions, and shall assist the Employer, at the Employer's sole expense, in obtaining, defending and enforcing its rights thereon. The Employee hereby appoints the Employer his attorney-in-fact for purposes of effecting any assignments hereunder.

         Section 7.3. CONFIDENTIAL INFORMATION. The Employee acknowledges that all information acquired by the Employee from the Employer, its customers, suppliers or others, or developed by the Employee alone or in conjunction with others during the term of his employment which relate directly or indirectly to the present or potential business of the Employer, including but not limited to any ideas, formulae, processes, know-how, data, test results, raw materials, prospective products or services, techniques, models, computer programs, plans, schedules, sketches, notebooks drawings, process sheets, customer or supplier lists, and financial information ("CONFIDENTIAL INFORMATION"), is a valuable and unique asset of the Employer for the Employer's sole benefit. Except as set forth below, the Employee shall not, at any time during or after the term of his

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employment, use for himself or others, or disclose or communicate to any person, firm, corporation, association, or other entity for any reason or purposes whatsoever (other than to Directors, officers and employees of the Employer in the regular course of the Employer's business or to others subject to appropriate confidentiality restrictions), any Confidential Information without the prior written consent of the Employer; PROVIDED, HOWEVER, that the confidentiality and nondisclosure provisions of this Section 7.3 shall not apply to (i) a disclosure of any Confidential Information which, as of the time of such disclosure, or thereafter, shall have become a part of the public knowledge through no fault of the Employee, (ii) a disclosure of Confidential Information by the Employee to a governmental entity in fulfillment of a legal obligation of the Employee to such governmental authority, (iii) Confidential Information that the Employee can establish was lawfully in his possession at the time of disclosure by Employer and was not acquired, directly or indirectly, from Employer and (iv) Confidential Information which Employee lawfully receives from a third party, provided, however, that such Confidential Information was not obtained by said third party, directly or indirectly, from the Employer.

         Section 7.4. PROPRIETARY ITEMS. All originals, copies and summaries of manuals, memoranda, notes, photographs, notebooks, records, reports, plans, drawings and other documents or items of any kind concerning any matters affecting or relating to the present or potential business of the Employer, whether or not they contain Confidential Information, are, and shall continue to be, the property of the Employer, and all of such documents or items in the possession or control of the Employee shall be delivered to the Employer by the Employee immediately upon the Employer's request or termination of the Employee's employment hereunder.

         Section 8.      NON-COMPETITION.

         In view of the unique nature of the business of the Employer and the need of the Employer to maintain its competitive advantage in the industry through the protection of its trade secrets and proprietary information, the Employee agrees that during the term of his employment with the Employer and for a period of one (1) year thereafter, the Employee shall not, directly or indirectly, within the United States of America or its Territories or Possessions or within any other country in which the Employer or any affiliate of the Employer is engaged in or actively contemplating engaging in any activity described below (i) engage in, (ii) own greater than a 5% interest in, be employed by, or consult for, or act as an advisor to, any business, person or entity which engages in, or (iii) otherwise participate in any way in, research, development, manufacturing, marketing, selling or licensing activities, or in any other activity, that may reasonably be deemed by the Employer to be in competition with any activity in which the Employer or any subsidiary of the Employer is then, or is then contemplating becoming, engaged in the field of internet telephony. If at any


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time the foregoing provisions shall be deemed to be invalid or unenforceable or are prohibited by the laws of the state or place where they are to be performed by reason of being vague or unreasonable as to duration or place of performance, this section shall be considered divisible and shall become and be immediately amended to include only such time and such area as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement; and the Employee and the Employer expressly agree that this section, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein. The Employee further agrees that during, and for a period of one (1) year after termination of, the Employee's employment hereunder, he shall not solicit, or arrange to have any other person or entity solicit, any person or entity engaged by the Employer as an employee, customer, supplier, or consultant or advisor to, the Employer to terminate such party's relationship with the Employer. The time periods provided for in this Section 8 shall be extended for a period of time in which Employee is in violation of any of the provisions of this Section 8.

         Section 9.      REMEDIES.

         The Employer and Employee agree and acknowledge that the rights and obligations set forth under this Agreement are of a unique and special nature and that each party is, therefore, without an adequate legal remedy in the event of the other party's violation of the covenants set forth in this Agreement. The Employer and Employee agree, therefore, that the covenants made under this Agreement shall be specifically enforceable in equity, in addition to all other rights and remedies, at law or in equity or otherwise (including termination of employment) that may be available to the parties.

         Section 10.  PROVISIONS OF GENERAL APPLICATION.

         Section 10.1. DISPUTES. In the event of any dispute touching or concerning this Agreement, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Suffolk County, Massachusetts, and the parties agree to comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.

         Section 10.2. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed, interpreted and determined in accordance with the internal substantive laws of the Commonwealth of Massachusetts (excluding choice of law or conflict of law provisions).

         Section 10.3. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, taken together,


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shall constitute one and the same document. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

         Section 10.4. OTHER AGREEMENTS. This Agreement represents the entire understanding and agreement between the parties as to the subject matter hereof and supersedes all prior or concurrent oral or written agreements relating thereto.

         Section 10.5. AMENDMENT. This Agreement may be amended only by a written document executed in one or more counterparts by each of the parties hereto.

         Section 10.6. WAIVER. No consent to or waiver of any breach or default in the performance of any obligation hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligation hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

         Section 10.7. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement may be assigned by the Employer to any Affiliate (as hereinafter defined) or to a successor to the portion of its business to which this Agreement relates (whether by purchase or otherwise). For purposes of this Agreement, "Affiliate" shall mean any person or entity which, directly or indirectly, controls or is controlled by or is under common control with the Employer and, for the purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities or holding of office in another, by contract or otherwise. The Employee may not assign or transfer any of his rights or obligations under this Agreement.

         Section 10.8. HEADINGS. The headings of sections and subsections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement or to affect the meaning of any of its provisions.

         Section 10.9. SEVERABILITY. If any provision of this Agreement shall, in whole or in part, prove to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid, and in all other respects this Agreement shall stand as if such invalid provisions, or the invalid portion thereof, had not been a part hereof.


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         IN WITNESS WHEREOF, this Agreement has been executed by the Employer, by its duly authorized officer, and by the Employee, as of the Effective Date.

                                      IBASIS, INC.

                                      By: /s/ Ofer Gneezy
                                         -----------------------------
                                      Name:  Ofer Gneezy
                                      Title: President

                                      EMPLOYEE

                                       /s/ Charles Giambalvo
                                      -----------------------------
                                      Charles Giambalvo